Exhibit 99.1

Cactus Announces Second Quarter 2026 Results

HOUSTON – July 29, 2026 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2026.
Second Quarter Highlights
•Revenue of $449.5 million and operating income of $83.6 million;
•Net income of $61.4 million and diluted earnings per Class A share of $0.70;
•Adjusted net income(1) of $75.1 million and diluted earnings per share, as adjusted(1) of $0.93;
•Net income margin of 13.7% and adjusted net income margin(1) of 16.7%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $132.8 million and 29.5%, respectively;
•Cash flow from operations of $104.6 million;
•Cash and cash equivalents of $365.8 million, including $92.5 million of cash retained to finalize certain legal restructuring activities related to the Cactus International acquisition, with no bank debt outstanding as of June 30, 2026;
•In July 2026, the Board of Directors approved a 7% increase in the dividend to $0.15 per Class A share per quarter and declared a quarterly dividend of that amount, and;
•Also in July, the Board of Directors approved the expansion of the Board and appointment of Joseph Elkhoury to the Board, bringing substantial international oilfield operating experience to our team.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
	(in thousands)
Revenues	$449,528	$388,349	$273,575
Operating income(3)	$83,582	$49,504	$60,805
Operating income margin	18.6%	12.7%	22.2%
Net income	$61,380	$40,221	$49,047
Net income margin	13.7%	10.4%	17.9%
Adjusted net income(1)	$75,113	$56,172	$53,249
Adjusted net income margin(1)	16.7%	14.5%	19.5%
Adjusted EBITDA(2)	$132,780	$100,050	$86,677
Adjusted EBITDA margin(2)	29.5%	25.8%	31.7%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures, including the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the Cactus International and FlexSteel acquisitions, including expenses related to purchase price fair value adjustments of inventory, fixed assets, backlog and other intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “The second quarter was a particularly strong period for our business. Order and shipment momentum continued in our Spoolable Technologies segment, and the acceleration of initial deliveries from previously discussed Latin America orders into the second quarter contributed to improved sales and margin mix relative to expectations. Pressure Control results solidly outperformed expectations, driven primarily by improved shipments in the Middle East despite continued conflict disruption, as well as higher domestic activity levels.
“We expect consolidated revenues in the third quarter to be down slightly on a sequential basis. We believe that the U.S. land rig count will increase in the third quarter as supportive commodity prices continue to lead to modestly higher activity primarily from private operators. We anticipate that third quarter Pressure Control revenues will be down 10% versus the second quarter which benefitted from strong backlog execution in Cactus International, more than offsetting domestic resilience. Activity in our Spoolable Technologies segment, however, should increase a further 15% to 20% in the third quarter driven by continued growth in domestic and international markets.”

Mr. Bender concluded, “I am very pleased with the momentum across our business lines, particularly within our Spoolable Technologies segment where the pace of bookings and shipments continues to strengthen. Subsequent to the quarter, we received international purchase orders in excess of $130 million in our Spoolable Technologies and Pressure Control businesses. The global oil and gas market backdrop remains uncertain, but elevated commodity prices have accelerated domestic activity levels and provided us with the opportunity to increase activity with customers who appreciate our efficiency-enhancing technologies and consistent service execution through market cycles. I would like to thank all of our associates for continuing to focus on safely serving our customers and delivering results, which together support our long-term profitable growth and enable the consistent increase in our dividend.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses. Cactus International business results are included in the Pressure Control segment.

Pressure Control

Second quarter 2026 Pressure Control revenue increased $43.8 million, or 14.6%, sequentially, primarily due to increased revenues in the Middle East. Operating income increased $20.5 million, or 53.2%, sequentially, with margins increasing 430 basis points, due to higher operating leverage and the partial receipt of relatively modest reciprocal and fentanyl tariff-related refunds. Purchase price accounting-related adjustments included the amortization of the step-up of inventory and the amortization of the write-up of intangible values, which together totaled $20.0 million in the quarter. Adjusted Segment EBITDA increased $24.1 million, or 33.5%, sequentially, with Adjusted Segment EBITDA margins increasing 400 basis points.

Spoolable Technologies

Second quarter 2026 Spoolable Technologies revenues increased $15.6 million, or 17.4%, sequentially, due primarily to higher domestic activity levels. Operating income increased $8.6 million, or 36.5%,

sequentially, on higher volume, while margins increased 430 basis points. Adjusted Segment EBITDA was higher by $9.2 million, or 28.1%, sequentially, with Adjusted Segment EBITDA margins increasing 330 basis points, as both sales mix and operating leverage moved favorably.

Corporate and Other Expenses

Second quarter 2026 Corporate and Other expenses decreased $4.9 million sequentially, primarily due to lower transaction and integration expenses. Second quarter Corporate and Other expenses contained $0.2 million of transaction-related expenses resulting from the acquisition of Cactus International, $5.6 million lower than the first quarter.

Liquidity, Capital Expenditures and Other
As of June 30, 2026, the Company had $365.8 million of cash and cash equivalents, including $92.5 million of cash held for certain restructuring activities related to the Cactus International acquisition, no bank debt outstanding, and $223.7 million of availability on our revolving credit facility. Operating cash flow was $104.6 million for the second quarter of 2026. During the second quarter, the Company made dividend payments and associated distributions of $11.2 million.

Net capital expenditures were $15.6 million during the second quarter of 2026. For the full year 2026, the Company is increasing its expected capital expenditure range to $55 to $65 million. The higher range is due primarily to initial capacity investments in the Baytown Spoolable Technologies manufacturing facility to meet increased global demand. The Company is additionally evaluating capex related to the Spoolable Technologies business in the Eastern hemisphere.

Remaining Performance Obligations, or backlog, closed the quarter at $455.8 million. Backlog is primarily related to operations in our Cactus International business.

As of June 30, 2026, Cactus had 69,633,144 shares of Class A common stock outstanding (representing 86.8% of the total voting power) and 10,546,249 shares of Class B common stock outstanding (representing 13.2% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.15 per share of Class A common stock. The approved dividend represents a 7% increase from the most recent dividend. Payment will occur on September 11, 2026 to holders of record of Class A common stock at the close of business on August 31, 2026. A corresponding distribution of up to $0.15 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday July 30, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers and manufacturing facilities globally with an emphasis in North America and the Middle East.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “anticipate,” “believe,” “consistent,” “continue,” “estimate,” “expect,” “guidance,” “hope,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “should,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations, financial condition, or expenditures or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Treasurer, Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Revenues
Pressure Control	$343,995	$179,772	$644,167	$370,049
Spoolable Technologies	105,533	96,225	195,433	188,803
Corporate and other(1)	—	(2,422)	(1,723)	(4,958)
Total revenues	449,528	273,575	837,877	553,894

Operating income
Pressure Control	59,154	42,333	97,759	96,666
Spoolable Technologies	32,168	28,053	55,735	51,929
Total segment operating income	91,322	70,386	153,494	148,595
Corporate and other expenses	(7,740)	(9,581)	(20,408)	(19,178)
Total operating income	83,582	60,805	133,086	129,417

Interest income, net	949	2,518	1,169	4,843
Income before income taxes	84,531	63,323	134,255	134,260
Income tax expense	23,151	14,276	32,654	31,108
Net income	$61,380	$49,047	$101,601	$103,152
Less: net income attributable to non-controlling interest	12,384	8,718	19,699	18,600
Net income attributable to Cactus Inc.	$48,996	$40,329	$81,902	$84,552

Net income attributable to Cactus Inc.	$48,996	$40,329	$81,902	$84,552
Less: Accretion of redeemable non-controlling interest to redemption value	—	—	81,507	—
Net income attributable to Cactus Inc. including accretion of redeemable non-controlling interest to redemption value	$48,996	$40,329	$395	$84,552

Earnings per Class A share - basic	$0.70	$0.59	$0.01	$1.24
Earnings per Class A share - diluted(2)	$0.70	$0.59	$0.01	$1.23

Weighted average shares outstanding - basic	69,526	68,514	69,277	68,355
Weighted average shares outstanding - diluted(2)	70,224	68,889	69,835	68,760

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three and six months ended June 30, 2026 and three and six months ended June 30, 2025 excludes 10.7, 10.8, 11.3, and 11.4 million, respectively, of Class B common stock as the effect would be antidilutive.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2026	2025
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$365,821	$123,571
Restricted cash	—	371,011
Accounts receivable, net	510,195	164,493
Inventories	387,041	276,613
Prepaid expenses and other current assets	20,147	19,231
Total current assets	1,283,204	954,919

Property and equipment, net	390,296	342,592
Operating lease right-of-use assets, net	33,702	19,491
Intangible assets, net	349,712	148,004
Goodwill	287,250	203,028
Deferred tax asset, net	199,652	187,545
Investment in unconsolidated affiliates	5,927	5,923
Other noncurrent assets	34,910	10,115
Total assets	$2,584,653	$1,871,617

Liabilities, Mezzanine Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$320,082	$71,541
Accrued expenses and other current liabilities	85,341	51,388
Contract liabilities	51,849	7,707
Current portion of liability related to tax receivable agreement	21,314	21,314
Finance lease obligations, current portion	7,968	7,476
Operating lease liabilities, current portion	9,489	4,815
Total current liabilities	496,043	164,241

Deferred tax liability, net	17,114	2,786
Liability related to tax receivable agreement, net of current portion	245,734	241,609
Finance lease obligations, net of current portion	10,001	9,672
Operating lease liabilities, net of current portion	28,761	15,786
Other noncurrent liabilities	83,867	4,475
Total liabilities	881,520	438,569

Mezzanine equity
Redeemable non-controlling interest	241,121	—

Total stockholders' equity	1,462,012	1,433,048
Total liabilities, mezzanine equity, and stockholders' equity	$2,584,653	$1,871,617

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$101,601	$103,152
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	73,388	31,564
Deferred financing cost amortization	1,043	559
Stock-based compensation	14,434	12,371
Provision for expected credit losses	389	300
Inventory obsolescence	3,116	902
Gain on disposal of assets	(240)	(389)
Deferred income taxes	6,227	12,775
Changes in operating assets and liabilities:
Accounts receivable	(96,792)	(15,715)
Inventories	(2,999)	(20,253)
Prepaid expenses and other assets	(7,249)	(1,009)
Accounts payable	114,790	11,175
Accrued expenses and other liabilities	4,053	(11,052)
Contract liabilities	21,074	—
Net cash provided by operating activities	232,835	124,380

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(301,011)	—
Investment in unconsolidated affiliate	—	(6,000)
Capital expenditures and other	(26,270)	(22,168)
Proceeds from sales of assets	1,696	1,661
Net cash used in investing activities	(325,585)	(26,507)

Cash flows from financing activities
Payments of deferred financing costs	(100)	—
Payments on finance leases	(3,909)	(3,940)
Dividends paid to Class A common stock shareholders	(19,972)	(18,153)
Distributions to members	(4,250)	(8,743)
Repurchases of shares	(8,027)	(5,710)
Net cash used in financing activities	(36,258)	(36,546)
Effect of exchange rate changes on cash and cash equivalents	247	1,007
Net (decrease) increase in cash and cash equivalents	(128,761)	62,334

Cash, cash equivalents, and restricted cash
Beginning of period	494,582	342,843
End of period	$365,821	$405,177

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income subject to the adjustments described in the table below. Among other things, those adjustments exclude income attributable to non-controlling interests in the Company's businesses, with the exception of income attributable to the non-controlling interests in the Company's principal operating subsidiary, Cactus Companies LLC. For these interests, Adjusted net income assumes Cactus, Inc. held all units in its principal operating subsidiary throughout the entire period, with net income reduced by the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
	(in thousands, except per share data)
Net income	$61,380	$40,221	$49,047
Adjustments:
Severance expenses(1)	4,929	934	177
Transaction related expenses(2)	246	5,811	3,502
Intangible amortization expense(3)	14,583	12,526	3,997
Inventory step-up expense(4)	9,466	10,449	—
Non-controlling interest adjustment(5)	(10,861)	(7,429)	—
Income tax expense differential(6)	(4,630)	(6,340)	(3,474)
Adjusted net income	$75,113	$56,172	$53,249

Diluted earnings per share, as adjusted	$0.93	$0.70	$0.66

Weighted average shares outstanding, as adjusted(7)	80,875	80,581	80,203

Revenue	$449,528	$388,349	$273,575
Net income margin	13.7%	10.4%	17.9%
Adjusted net income margin	16.7%	14.5%	19.5%

(1)Represents non-routine charges related to severance benefits.
(2)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(5)Represents earnings attributable to non-controlling partners in both the Cactus International joint venture and Cactus International's business in Saudi Arabia.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 27.0% on income before income taxes for the three months ended June 30, 2026, 22.0% for the three months ended March 31, 2026, and 25.0% for the three months ended June 30, 2025.
(7)Reflects 70.2, 69.7, and 68.5 million weighted average shares of basic Class A common stock outstanding and 10.7, 10.9 and 11.3 million additional shares for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(in thousands)
Net income	$61,380	$40,221	$49,047	$101,601	$103,152
Interest income, net	(949)	(220)	(2,518)	(1,169)	(4,843)
Income tax expense	23,151	9,503	14,276	32,654	31,108
Depreciation and amortization	27,162	26,313	15,886	53,475	31,564
EBITDA	110,744	75,817	76,691	186,561	160,981
Severance expenses(1)	4,929	934	177	5,863	177
Transaction related expenses(2)	246	5,811	3,502	6,057	6,989
Inventory step-up expense(3)	9,466	10,449	—	19,915	—
Stock-based compensation	7,395	7,039	6,307	14,434	12,371
Adjusted EBITDA	$132,780	$100,050	$86,677	$232,830	$180,518

Revenue	$449,528	$388,349	$273,575	$837,877	$553,894
Net income margin	13.7%	10.4%	17.9%	12.1%	18.6%
Adjusted EBITDA margin	29.5%	25.8%	31.7%	27.8%	32.6%
(1)    Represents non-routine charges related to severance benefits.
(2)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.
(3)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(in thousands)
Pressure Control
Revenue	$343,995	$300,172	$179,772	$644,167	$370,049

Operating income	59,154	38,605	42,333	97,759	96,666
Depreciation and amortization expense	18,212	17,441	7,138	35,653	14,173
Severance expenses(1)	4,929	908	177	5,837	177
Inventory step-up expense(2)	9,466	10,449	—	19,915	—
Stock-based compensation	4,155	4,433	3,432	8,588	6,814
Adjusted Segment EBITDA	$95,916	$71,836	$53,080	$167,752	$117,830
Operating income margin	17.2%	12.9%	23.5%	15.2%	26.1%
Adjusted Segment EBITDA margin	27.9%	23.9%	29.5%	26.0%	31.8%

Spoolable Technologies
Revenue	$105,533	$89,900	$96,225	$195,433	$188,803

Operating income	32,168	23,567	28,053	55,735	51,929
Depreciation and amortization expense	8,950	8,872	8,748	17,822	17,391
Severance expenses(1)	—	26	—	26	—
Stock-based compensation	1,019	437	1,146	1,456	2,155
Adjusted Segment EBITDA	$42,137	$32,902	$37,947	$75,039	$71,475
Operating income margin	30.5%	26.2%	29.2%	28.5%	27.5%
Adjusted Segment EBITDA margin	39.9%	36.6%	39.4%	38.4%	37.9%

Corporate and Other
Revenue(3)	$—	$(1,723)	$(2,422)	$(1,723)	$(4,958)

Corporate and other expenses	(7,740)	(12,668)	(9,581)	(20,408)	(19,178)
Stock-based compensation	2,221	2,169	1,729	4,390	3,402
Transaction related expenses(4)	246	5,811	3,502	6,057	6,989
Adjusted Corporate EBITDA	$(5,273)	$(4,688)	$(4,350)	$(9,961)	$(8,787)

Total revenue	$449,528	$388,349	$273,575	$837,877	$553,894
Total operating income	$83,582	$49,504	$60,805	$133,086	$129,417
Total operating income margin	18.6%	12.7%	22.2%	15.9%	23.4%
Total Adjusted EBITDA	$132,780	$100,050	$86,677	$232,830	$180,518
Total Adjusted EBITDA margin	29.5%	25.8%	31.7%	27.8%	32.6%
(1)Represents non-routine charges related to severance benefits.
(2)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.